Exhibit 5.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Amendment No. 1 to the Registration Statement on Form F-10 of Americas Silver Corporation of (a) our report, dated April 2, 2019, for the year ended December 31, 2018 related to the financial statements of Pershing Gold Corporation and subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 2018 as filed with the Securities and Exchange Commission, and (b) our report, dated March 28, 2018, for the year ended December 31, 2017 related to the financial statements of Pershing Gold Corporation and subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 2017 as filed with the Securities and Exchange Commission. We also consent to the reference to us under the heading “Auditors, Transfer Agent and Registrar” and “Documents Filed as Part of the Registration Statement” in the short form base shelf prospectus, dated June 28, 2019, forming a part of Amendment No. 1 to the Registration Statement.

/s/ KBL, LLP

KBL, LLP

New York, NY

June 28, 2019